UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2019

Singlepoint Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53425	26-1240905
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2999 North 44th Street, Suite 530 Phoenix, AZ	85018
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 711-2009

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a 12 under the Exchange Act (17 CFR 240.14a 12)

☐ Pre commencement communications pursuant to Rule 14d 2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐ Pre commencement communications pursuant to Rule 13e 4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01 Entry into a Material Deﬁnitive Agreement.

On February 22, 2019 Singlepoint Inc. (the “Company”) entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Direct Solar LLC and AI Live Transfers LLC (collectively referred to as the “Sellers”) whereby the Company agreed to acquire certain assets of the Sellers (the “Purchased Assets” as more fully set forth in the Asset Purchase Agreement).

Pursuant to the Asset Purchase Agreement the Company agreed: (i) to pay the Sellers that number of shares of Company common stock equal to $2,040,000 (based on the average closing price of the Company common stock during the five trading days immediately preceding the closing of the transactions contemplated by the Asset Purchase Agreement), (ii) create a subsidiary (the “SUB”) and issue the Sellers that number equity interests in SUB equal to ownership of Forty Nine Percent (49%) of SUB; both subject to adjustment, and (iii) providing SUB (within 14 days of closing of the transactions contemplated by the Asset Purchase Agreement) with $250,000.

The closing of the transactions set forth in the Asset Purchase Agreement are subject to the satisfaction (or waiver) of certain conditions. The material conditions are as follows: (i) delivery of a bill of sale in the form mutually agreeable to the parties duly executed by Sellers, transferring the Tangible Personal Property included in the Purchased Assets to the Company; (2) an assignment agreement in the form mutually agreeable to the parties duly executed, effecting the assignment of the Purchased Assets; (3) [an] assignment[s] in the form mutually agreeable to the parties duly executed, transferring all of Sellers’ right, title and interest in and to the Intellectual Property Assets; (4) an Operating Agreement of the SUB to be in effect upon Closing in the form as mutually agreed to amongst the parties; (5) with respect to each Lease, an Assignment and Assumption of Lease in the form mutually agreeable to the parties; (6) transition services agreements in the forms mutually agreeable to the parties duly executed by certain employees of the Sellers; (7) completion, to the Company’s satisfaction, of an audit of Seller’s financial statements from inception to December 31, 2018 by the Company’s independent registered public accounting firm in accordance with the standards of the Public Company Accounting Oversight Board (United States); and the Company being satisfied with its due diligence review of the Sellers, its Business and the Purchased Assets, including without limitation speaking with and otherwise reviewing relationships with all suppliers, customers, employees, independent contractors, and clients of Sellers.

The foregoing summary of the terms of the Asset Purchase Agreement which is subject to, and qualified in its entirety, by such agreement which agreement is included as an exhibit to this Report and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following document is filed as an Exhibit:

Exhibit	Description
10.01	Asset Purchase Agreement dated as of February 22, 2019 between Singlepoint Inc., Direct Solar LLC, and AI Live Transfers LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Singlepoint Inc.

Dated: February 25, 2019	By:	/s/ William Ralston
William Ralston
President

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